Exhibit 23.1

Watson Laboratories Caribe, Inc.

1165(e) Plan

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102285) of Watson Pharmaceuticals, Inc. of our report dated June 24, 2005 relating to the financial statements of the Watson Laboratories Caribe, Inc., 1165(e) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
June 29, 2005